EXHIBIT 23.2
                           CONSENT OF CLYDE BAILEY PC



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated August 20, 2004 contained in the Annual Report on Form 10-KSB, filed with the Commission on September 27, 2004, relating to the financial statements of Jane Butel Corporation in the SB-2 registration statement dated December 28, 2004 and to the reference to our firm under Item 13 as "Experts."



/s/Clyde  Bailey  PC
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Clyde  Bailey,  PC
San  Antonio,  Texas
December  28,  2004